Shares Exercisable
                                     ---------------

                                             subject to the provisions
                                             set forth below.



                              Warrant for Purchase
                              of Common Stock of
                              Silver Star Foods,
                              Inc. (a New York
                              Corporation)

     THIS WARRANT WILL BE VOID AFTER                          , 199  .
          This certifies that                                       is
      entitled to purchase at any time on or before          , 199   ,
      but not thereafter, shares, $.0001 par value, which have been duly authorized and set aside for issuance, of the common stock of Silver Star Foods, Inc., (the "Company"), a corporation duly organized and existing under the laws of the State of New York as such stock shall be constituted at the time of purchase, at the price of $6.00 per share and the surrender of this warrant with the subscription form on the reverse side hereof, duly executed, at the office of American Stock Transfer (the "Warrant Agent") in the City of New York, State of New York, with payment in full for the stock purchased in cash or by certified or bank cashiers check payable to the order of the Company at the time of the surrender of this warrant, as aforesaid.

This warrant is issued and subject to the terms and provisions of a
Warrant Agreement dated as of                     ,199  , between the
Company and the Warrant Agent, to all of which terms and provisions the holder hereof assents by accepting this warrant. Anything herein or in the said stock purchase Warrant Agreement contained to the contrary notwithstanding, in case of consolidation or merger of the company with or into any other corporation, or in case of sale by the Company of all or substantially all its assets, as more particularly set forth in the said stock purchase warrant agreement, or in case of issue by the Company of additional shares of common stock at a lower price than the price at which shares of common stock might have been purchased hereunder immediately prior to the issue of such additional shares, the number and character of the shares of stock or other securities or assets which the holder hereof shall thereafter have the right to purchase, and the price to be paid therefor, shall be adjusted and determined as provided in the said warrant agreement. The holder of this warrant, as such, shall have none of the preemptive or other rights of a holder of common stock. This warrant is issued subject, also, to the following terms and conditions, to all of which each and every holder hereof assents by accepting this warrant; all rights under and by virtue of this warrant shall pass and be transferred by the delivery hereof by any person in possession of the same, however, such possession may have been acquired, if properly assigned in blank or if properly assigned to a specified person by delivery hereof to such person; shall vest title thereto in the transferee to the same extent, for all intents and purposes, as in the case of the delivery under similar circumstances of a negotiable instrument payable to bearer. Subject to the foregoing, the Company and the Warrant Agent shall be entitled to treat the bearer of this warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     This warrant does not entitle any holder hereof to any of the rights of a shareholder of the Company.

     This warrant shall be wholly void and of no effect after
                    ,199   .
                                   Silver Star Foods, Inc.

                                   /s/ Michael Trotta
                                   -------------------------------------
                                   Michael Trotta, President


Countersigned
Warrant Agent

Transfer Clerk



                                  (Reverse Side)

     In case, prior to the expiration of this warrant by exercise hereof or by its term:

     1. (a) The Company shall be recapitalized through the subdivision of its outstanding shares of common stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding common stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such common stock of the Company, without any change in the payment by the warrant holder from the payment specified on the faces of the warrant.

        (b) A dividend shall be declared or paid at any time on the common stock of the Company in its common stock or in securities convertible into common stock of the corporation, then in each such case the number of shares deliverable upon the exercise thereafter of this warrant, shall, without requiring any payment by the warrant holder in addition to the one specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of common stock of the corporation. In the computation of the increased number of shares deliverable upon the exercise of this warrant, any dividend paid or distributed upon the common stock in securities convertible into shares of common stock, shall be treated as a dividend paid in common stock to the extent that shares of stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other company.

        (c) On or before                  , pm.,             , 199   the
Company shall offer any shares of common stock of any class, or securities convertible into or evidencing the right to purchase common stock of any class, of record on a date subsequent to the issue of this warrant, the holder hereof will become entitled, provided this warrant is not exercised on or before the record date of the common stockholders entitled to such subscription rights, to subscribe for and purchase, at the same price at which such stock or securities is offered to the holders of the common stock, the amount of such stock or securities for which he would have been entitled to subscribe if he had been the holder of record on such record date of the number of shares of common stock then purchasable under this warrant. The record date for determining the warrant holders entitled to such subscription rights shall be the same as the record date for determining the holders of the common stock entitled thereto, and when notice of such subscription rights is given to the common stockholders of record, notice thereof shall likewise be given to the registered holders of warrants outstanding at the time, and the warrant holders shall be given the same opportunity to exercise such subscription rights as the holders of the common stock.

        (d) The Company shall, at any time while any of the warrants be outstanding, declare a dividend on its common stock (other than a dividend not in excess of the regular dividend per share for any fiscal year) and shall give notice thereof to the registered holder of this warrant and such dividends so declared shall be made payable only to the stockholders of record on a date at least ten days subsequent to the exercise of such warrants prior to such record date.

        (e) The Company shall be recapitalized by reclassifying its outstanding common stock without par value into stock with par value, or changing common stock of par value to stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning "successor corporation" hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of, all or substantially all of the property of such corporation to another corporation or corporations) then, as a condition to such recapitalization consolidation, merger, or conveyance, lawful and adequate provision shall be made whereby the holder of each warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this warrant, in lieu of the shares of common stock of the corporation theretofore purchasable upon the exercise of this warrant, such shares of stock, security, or assets as may be issued or payment with respect to, or in exchange for, the number of shares of common stock of the Company theretofore purchasable upon the exercise of this warrant had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event the rights of the warrant holder to an adjustment of the number of shares of common stock purchasable upon the exercise of this warrant as hereinbefore provided, shall continue and be preserved in respect of any stock which the warrant holder becomes entitled to purchase. It shall be a condition of such consolidation, merger, or conveyance that each successor corporation shall assume in manner and form satisfactory to the transfer agent, the obligation to deliver to the warrant holder, upon the exercise of this warrant, such shares of stock, securities, or assets as, in accordance with the provisions of this warrant, shall have been provided for the purpose. The said transfer agent shall assume no liability for its exercise of discretion hereunder other than willful wrongdoing.

     2. This warrant shall be deemed to have been exercised, and the person exercising the same to have become a common stockholder of record of the corporation, for the purposes of receiving dividends and for all other purposes whatsoever as of the date when he surrendered this warrant accompanied by payment in cash, as herein provided. The corporation agrees that, while this warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall insure to persons exercising warrants or applying for transfer of stock within three days after the books shall have been reopened all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their warrants at any time during which such transfer books shall have been closed.

     3. Upon each increase of the number of shares of common stock of the Company deliverable upon the exercise of this warrant, or in the event of changes in the rights of the warrant holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the transfer agent a certificate executed by its president or one of its vice-presidents, and attested by its secretary or one of its assistant secretaries, stating the increased number of shares so deliverable or specifying the other shares of stock, securities or assets, and the amount thereof so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     Upon each increase of the number of shares of common stock of the Company, deliverable upon the exercise of this warrant, the increased number of shares so deliverable shall be calculated only to the nearest hundredth of one share. No fractions of shares shall be issued upon the exercise of this warrant, but in lieu thereof the Company shall issue fractional scrip certificates in bearer form and in denominations of one-one-hundredth of one share, and multiples thereof, not entitling the bearer to vote or receive dividends but which may be surrendered with other similar scrip certificates so as to aggregate one or more whole shares for a stock certificate or certificate representing the number of whole shares so aggregated at any time on or before ten days after the expiration date of this warrant.

     4. The Company covenants, at all times when the warrants are outstanding and in effect, to reserve unissued, sufficient common stock, and to deliver stock pursuant to the exercise of this warrant, subject to consolidation, merger, or sale, as above set @orth. The Company covenants that in the event that stock or other securities of the Company or subsidiaries are hereafter issued, carrying conversion privileges or bearing stock purchase warrants for common stock of the Company, then the rates of conversion, or the purchase prices provided by such warrants, shall not be more favorable for any period than the prices provided (for such period) by this warrant, unless the holder hereof shall be entitled to exercise this warrant at prices at least as favorable as the price so specified in such purchase warrants, or to an increase in the number of shares purchasable so as to give to the holder hereof equal rights with the holders of such conversion privileges. In such case, the Company covenants to file with the transfer agent a statement of the rights of the warrant holders as so modified.

     5. Wherever the term "holder", "warrant holder", or "holder of this warrant", is used herein, it shall be construedto mean the registered holder and wherever notice is required by this warrant to be given to the warrant holder it shall besufficient if mailed to the last known address of said holderas same appears on the books of the Company.